UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 1, 2016
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement award in the form of an option to purchase shares of the Discovery Laboratories, Inc. (the “Company”) common stock, par value $0.001 (“Common Stock”) to Craig Fraser is incorporated by reference into this Item.  The Company believes that the inducement grant is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On February 1, 2016, the Company issued a press release announcing the appointment of Craig Fraser, 51, to serve as the Company’s President and Chief Executive Officer, effective February 1, 2016.  Upon recommendation of the Nomination and Governance Committee of the Company’s Board of Directors (the “Board”), the Board also appointed Mr. Fraser to serve as a member of the Board, effective immediately.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.

Prior to joining the Company, Mr. Fraser most recently served as Chief Operating Officer at Aegerion Pharmaceuticals, Inc. (2014 – 2015), having previously served as its President, U.S. International & Global Manufacturing & Supply (2011 – 2014).  Prior to joining Aegerion, he served as Vice President, Global Disease Areas at Pfizer (2009 – 2011) and previously held leadership positions at Wyeth, Johnson & Johnson and Centocor.  He received his Bachelor of Science in Public Administration from Slippery Rock University of Pennsylvania.  Prior to his appointment to the Board, Mr. Fraser was not a related person to the Company and there was no transaction or other arrangement involving the Company in which Mr. Fraser or any related person to Mr. Fraser has or will have a direct or indirect material interest.  He has no family relationship with any director or executive officer of the Company.  Mr. Fraser does not serve on any other public company boards.  Mr. Fraser was appointed to serve until the next Annual Meeting of Stockholders and until his successor is duly appointed and qualified.

Mr. Fraser entered into an employment agreement with the Company effective as of February 1, 2016 (the “Fraser Agreement”).  The following are the key terms of the Fraser Agreement (the defined terms in the description below have the meaning ascribed in the agreement):

•	Compensation. Mr. Fraser’s initial base salary is $415,000. He also will be eligible for year-end bonuses, paid in either cash or equity, or both (each an “Annual Bonus”), with a target of 50% of base salary (the “Target Bonus”), as may be awarded, if at all, at the sole discretion of the compensation committee of the Board (the “Compensation Committee”). In addition, Mr. Fraser will be eligible for annual equity grants as may be awarded, if at all, at the sole discretion of the Compensation Committee. Other than the incentive grant discussed below, any equity grants will be governed by the Company’s 2011 Long-Term Incentive Plan (together with any successor plan in effect at any time, “2011 Plan,”) and the related award agreement(s). The Fraser Agreement is effective until terminated and includes a 12-month post-employment non-competition agreement, and a separate agreement (the “Employee Confidentiality Agreement”) providing for non-competition and non-solicitation, as well as obligations of confidentiality and the assignment to the Company of all intellectual property. The Fraser Agreement and Employee Confidentiality Agreement are attached to this Form 8-K as Exhibits 10.1 and 10.2.

•	Termination of Employment. Under the Fraser Agreement, Mr. Fraser will be entitled to specified benefits upon termination of his employment by the Company without Cause, by Mr. Fraser for Good Reason, or in the event of a Change in Control (in each case as defined in the Fraser Agreement), on the condition that he enters into a separation agreement containing a plenary release of claims in a form acceptable to the Company, and the release shall have become final. In addition to any benefits that may become due under any of the Company’s vested plans or other policy, upon termination by the Company without Cause or by Mr. Fraser for Good Reason, Mr. Fraser will be entitled to: (i) a pro rata bonus equal to a percentage of his Target Bonus determined by dividing the aggregate bonuses paid to other contract executives for the year in which the termination occurs by the aggregate target bonuses of such other contract executives for that year, and further prorated for the number of days Mr. Fraser was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination; and (ii) a severance amount equal to the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and his Target Bonus amount, payable in equal installments from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”). In addition, during the Severance Period, if Mr. Fraser elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Company will continue to pay the Company’s costs of such benefits as in effect on the date of termination and as such benefits are provided to active employees. If COBRA coverage is unavailable at any time, the Company will reimburse Mr. Fraser an amount which, after taxes, is sufficient to purchase medical and dental coverage substantially equivalent to that which Mr. Fraser and his dependents were receiving immediately prior to the date of termination and that is available to comparable active employees, reduced by the amount that would be paid by comparable active employees for such coverage under the Company’s plans, and provided further, that the Company’s obligation to provide benefits will cease or be reduced to the extent that a subsequent employer provides substantially similar coverages.

•	Upon termination in connection with a Change of Control, in addition to the benefits that arise upon a Change of Control and any benefits that are due to Mr. Fraser under any vested plans or other policies, he will be entitled to: (i) a pro rata bonus equal to a percentage of his Target Bonus based upon the number of days Mr. Fraser was employed in the year of termination, payable in a lump sum within 10 days after the date of termination; (ii) a severance amount equal to 1.5 times the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and his Target Bonus amount, payable in a lump sum within 10 days after the date of termination except in certain circumstances; and (iii) all of his outstanding equity awards will accelerate and become fully vested, any restrictions under restricted stock agreements will be lifted and all stock options will continue to be exercisable for the remainder of their stated terms. In addition, Mr. Fraser will be entitled to continuation of benefits, as described above under termination without Cause or upon the executive for Good Reason, for a period of 18 months after termination of employment, provided that the Company’s obligation to provide benefits shall cease or be reduced to the extent that a subsequent employer provides substantially similar coverages. If the foregoing payments are subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, they will be automatically be reduced to the extent and in the manner provided in the Executive Agreement.

•	Change of Control. Upon a Change of Control (as defined in the Fraser Agreement) and assuming that Mr. Fraser remains employed as President and Chief Executive Officer, (i) the term of the Fraser Agreement (if shorter) will be automatically extended until the second anniversary of the date of the Change of Control; and (ii) during the remaining term of the Fraser Agreement (as extended), and provided that Mr. Fraser is employed on the last day of a fiscal year ending in that period, Mr. Fraser will be entitled to an Annual Bonus at least equal to his Target Bonus, payable no later than March 15 in the next succeeding fiscal year. Notwithstanding any provision to the contrary in any of the Company’s long-term incentive plans or in any stock option or restricted stock agreement between the Company and Mr. Fraser, all vested and unvested options will be assumed by the successor entity; and, if the Company is not the successor entity, Mr. Fraser will be entitled to receive in exchange therefor the economic equivalent, as provided in the Fraser Agreement.

In accordance with Nasdaq Listing Rule 5635(c)(4), on February 1, 2016, the Compensation Committee granted to Mr. Fraser an option to purchase 204,863 shares of the Common Stock, representing 2.5% of the Company’s outstanding shares of Common Stock, at an exercise price of $2.33 per share,  which was the closing price on February 2, 2016 and the price next determined after approval of the grant.  Subject to Mr. Fraser’s continued employment with the Company, one-third of the options will vest and become exercisable on each of the next three anniversary dates of the grant, such that the options will be exercisable in full on the third anniversary of the date of grant.  The option has a term of 10 years.  The award was issued outside the 2011 Plan, but will be subject to terms and conditions generally consistent with those in the 2011 Plan and the form of option agreement in effect under the 2011 Plan.  A copy of the inducement grant award agreement is attached to this Form 8-K as Exhibit 10.3.

The foregoing summary of the Fraser Agreement is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Termination of Employment Agreement

In connection with the foregoing, the Employment Agreement dated April 1, 2013, as amended December 29, 2014, between the Company and John G. Cooper, President and Chief Executive Officer, was terminated effective February 1, 2016.  Under the terms of his Employment Agreement, Mr. Cooper will be entitled, in addition to any benefits that are due under the Company’s vested plans or other policy, and on the condition that he enter into a separation agreement with the Company containing a plenary release of claims in a form acceptable to the Company and that such plenary release has become final (the “Separation Agreement”), to the following payments and benefits in connection with a termination without Cause (as defined therein): (i) a pro rata bonus equal to a percentage of his Annual Bonus Amount determined by dividing the aggregate bonuses paid to other contract executives for the year 2016 by the aggregate target bonuses of such other contract executives for 2016, and further prorated for the number of days Mr. Cooper was employed during 2016, payable at the time that other contract executives are paid bonuses with respect to 2016; (ii) a severance amount equal to the sum of Mr. Cooper’s base salary then in effect and his Annual Bonus Amount, payable in equal installments in accordance with the Company’s regular payroll schedule, from the date of termination to the date that is 18 months from the date of termination (the “Severance Period”); (iii) during the Severance Period, if Mr. Cooper elects benefits through COBRA, the Company will continue to pay the Company’s costs of such benefits as in effect on the date of termination and as such benefits are provided to active employees.  If COBRA coverage is unavailable at any time, the Company will reimburse Mr. Cooper in an amount that, after taxes, is sufficient to purchase medical and dental coverage substantially equivalent to that which Mr. Cooper and his dependents were receiving immediately prior to the date of termination and that is available to comparable active employees, reduced by the amount that would be paid by comparable active employees for such coverage under the Company’s plans, and provided further, that the Company’s obligation to provide benefits will cease or be reduced to the extent that a subsequent employer provides substantially similar coverages; and (iv) all stock options held by Mr. Cooper shall continue to vest during the Severance Period, and all vested stock options held by Mr. Cooper will continue to be exercisable for up to 36 months after the date of termination.  From and after the end of the Severance Period, Mr. Cooper will forfeit all of his unvested stock options in accordance with the terms of the 2011 Plan.  Mr. Cooper also is subject to non-competition and non-solicitation restrictions for 12 months and 18 months, respectively, after the date of termination under a separate confidentiality agreement.  All of the Company’s obligations under the Employment Agreement will cease if at any time during the Severance Period Mr. Cooper engages in a material breach of the Employment Agreement and fails to cure such breach within five business days after receipt from the Company of notice of such breach.  In addition, Mr. Cooper has agreed to cooperate in the transition of his duties and responsibilities as may be reasonably requested by the Company, and cooperate in other matters in which his cooperation may be reasonably requested for up to 10 hours per month during the Severance Period.  The Company has agreed, with certain exceptions, to pay Mr. Cooper an hourly rate of $300 per hour for his time incurred in excess of 10 hours per month during the Severance Period.

The foregoing summary of Mr. Cooper’s benefits is qualified in its entirety by the full text of the Employment Agreement, which was filed with the Securities and Exchange Commission on April 2, 2013 as Exhibit 10.1 to Discovery’s Current Report on Form 8-K, and (for the Amendment dated December 29, 2014) on March 16, 2015 as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, and is incorporated herein by reference.

Named Executive Officer Compensation

On February 1, 2016, the Compensation Committee approved adjustments to base salary, cash bonus and equity awards for the Company’s current named executive officers, including the Company’s former President and Chief Executive Officer, John G. Cooper, its Senior Vice President and Chief Financial Officer, John Tattory, and its Senior Vice President and Chief Development Officer, Steven G. Simonson, M.D.

Mr. Cooper was awarded a cash bonus of $150,000; Mr. Tattory’s base salary was increased to $290,000 from $267,800, he was awarded a cash bonus of $77,000 and was granted a stock option to purchase 23,214 shares of the Company’s Common Stock; and Dr. Simonson’s base salary was increased to $330,000 from $320,000, he was awarded a cash bonus of $100,000 and was granted a stock option to purchase 35,714 shares of the Company’s Common Stock.  The exercise price for the options is the closing price of the Company’s Common Stock on February 2, 2016, which is the next determined closing price after approval of the grant, or $2.33 per share.  The options will vest in equal installments over the next three anniversary dates of the grant and have a term of 10 years.

In granting the foregoing benefits, the Compensation Committee emphasized the importance of both retaining and providing incentives to management and key employees to advance the goals and objectives of the Company throughout 2016, in particular with respect to the AEROSURF® phase 2 clinical development program, and indicated that it expected to consider additional potentially comparable stock option grants during 2016 based on the Company’s progress in meeting its key performance objectives.

Indemnification Agreements

The Company has recently updated its form of indemnification agreement between the Company and its directors and officers.  Beginning on January 29, 2016, the Company has entered into such agreements with each of its directors and officers, including Mr. Fraser.  A copy of the form of indemnification agreement is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein.

Item 8.01.	Other Events.

The Company issued a press release on February 1, 2016 that included an update on the AEROSURF phase 2 clinical development program.  The Company also announced that as of December 31, 2015, the Company had cash and cash equivalents of $38.7 million, an amount which the Company anticipates is sufficient to support the AEROSURF phase 2 clinical program and fund operations through the first quarter of 2017.  The press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated in this Item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement by and between the Company and Craig Fraser dated as of February 1, 2016.

10.2	Employee Confidentiality Agreement between the Company and Craig Fraser (the form of which is Exhibit B to Exhibit 10.1).

10.3	Option Award Agreement between the Company and Craig Fraser.

10.4	Form of Indemnification Agreement between the Company and its named executive officers, including Craig Fraser, and directors.

99.1	Press Release dated February 1, 2016.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

	By:	/s/John Tattory
Name: John Tattory
Title: Senior Vice President and
Chief Financial Officer

Date: February 3, 2016